JOINT FILERS’ SIGNATURES

FRIEDMAN FLEISCHER & LOWE GP III, LLC

By:	/s/ Rajat Duggal	Date:	5/31/18
Name:	Rajat Duggal
Title:	Managing Director

FRIEDMAN FLEISCHER & LOWE GP III, L.P.
By:	Friedman Fleischer & Lowe GP III, LLC, its general partner

By:	/s/ Rajat Duggal	Date:	5/31/18
Name:	Rajat Duggal
Title:	Managing Director

FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS III, L.P.
By:	Friedman Fleischer & Lowe GP III, L.P., its general partner
By:	Friedman Fleischer & Lowe GP III, LLC, its general partner

By:	/s/ Rajat Duggal	Date:	5/31/18
Name:	Rajat Duggal
Title:	Managing Director

FFL EXECUTIVE PARTNERS III, L.P.
By:	Friedman Fleischer & Lowe GP III, L.P., its general partner
By:	Friedman Fleischer & Lowe GP III, LLC, its general partner

By:	/s/ Rajat Duggal	Date:	5/31/18
Name:	Rajat Duggal
Title:	Managing Director

FRIEDMAN FLEISCHER & LOWE PARALLEL FUND III, L.P.
By:	Friedman Fleischer & Lowe GP III, L.P., its general partner
By:	Friedman Fleischer & Lowe GP III, LLC, its general partner

By:	/s/ Rajat Duggal	Date:	5/31/18
Name:	Rajat Duggal
Title:	Managing Director

FFL INDIVIDUAL PARTNERS III, L.P.
By:	Friedman Fleischer & Lowe GP III, L.P., its general partner
By:	Friedman Fleischer & Lowe GP III, LLC, its general partner

By:	/s/ Rajat Duggal	Date:	5/31/18
Name:	Rajat Duggal
Title:	Managing Director